                                                                     EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of September 1, 2000, by and among Geoworks Corporation, a Delaware corporation ("Company"), Integral Capital Partners V, Side Fund, L.P., a Delaware limited partnership, and Integral Capital Partners V, L.P., a Delaware limited partnership (collectively, "Purchaser").

     The parties hereby agree as follows:

1.   DEFINITIONS.

     1.1  "Agreement" shall mean, and the words "herein," "hereof,"
"hereunder" and words of similar import shall refer, to this instrument and any amendment hereto.

     1.2  "Commission" shall refer to the Securities and Exchange Commission.

     1.3 "Commissioner" shall refer to the California Commissioner of Corporations.

     1.4 "Common Stock" shall refer to the common stock, par value $.001 per share, of Company.

     1.5 "Registration Rights Agreement" shall refer to that certain Registration Rights Agreement, of even date herewith, to be made by and between Company and Purchaser.

     1.6 "Person" shall refer to any corporation, trust, partnership, individual, association, or other entity.

     1.7 The "Securities Act" shall refer to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     1.8 The "Securities Exchange Act" shall refer to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2. PURCHASE AND SALE. Subject to the terms and conditions set forth herein, Company agrees to sell to Purchaser and Purchaser agrees to purchase from Company, in the aggregate of THREE HUNDRED FIFTY-FIVE THOUSAND FIVE HUNDRED FIFTY-SIX (355,556) shares of Common Stock ("Purchased Stock"), 350,312 shares to Integral Capital Partners V, L.P., and 5,244 shares to Integral Capital Partners V, Side Fund, L.P., for an aggregate purchase price of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) allocated pro rata ("Purchase Price"). The closing of the issuance of the Common Stock (the "Closing") will take place at the offices of Bryan Cave LLP, located at 2020 Main Street, Suite 600, Irvine, CA 92614, on September 1, 2000, or at such other time and place thereafter as Company and Purchaser may direct. At the Closing, Company will deliver to Purchaser a certificate(s) in the name of Purchaser representing the Purchased Stock ("Certificate").

3.        CONDITIONS OF PURCHASER'S OBLIGATIONS

     The obligation of Purchaser to consummate the transactions contemplated at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by Purchaser:

     3.1  REPRESENTATIONS AND WARRANTIES. The representations and warranties in
Section 5 will be true and correct at and as of the date of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

     3.2  EXAMINATION OF BOOKS AND RECORDS.
RECORDS. Company shall have made available to Purchaser or its representatives for inspection all of Company's books, records, contracts, and documents of, or relating to, Company, or any of its officers, directors, and employees, during normal business hours.

     3.3 CLOSING FEES. Company shall pay to Purchaser their legal fees in an amount not to exceed Five Thousand Dollars ($5,000).

     3.4 REGISTRATION RIGHTS AGREEMENT. Company shall have executed and delivered to Purchaser the Registration Rights Agreement.

     3.5  DELIVERY OF CERTIFICATE. Company   shall  have   tendered   the
Certificate to Purchaser.

     3.6 OPINION OF COMPANY COUNSEL. Purchaser at the Closing shall have received from Bryan Cave LLP, counsel to Company, an opinion dated as of the Closing, in substantially the form attached hereto as EXHIBIT 3.6.

4.        CONDITIONS OF COMPANY'S OBLIGATIONS.

         The obligation of Company to issue the Purchased Stock is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by Company:

     4.1 REPRESENTATIONS AND WARRANTIES. The following representations and warranties are made by Purchaser and are now and will be true and correct at and as of the date of the Closing:

               (i) This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors and the availability of equitable remedies.

               (ii) This Agreement is made with Purchaser in reliance upon Purchaser's representations to Company, which, by Purchaser's execution of this Agreement, Purchaser hereby confirms, that (A) the Purchased Stock is being acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof to the public, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same to; (B) Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to person or to any third person, with respect to any of the Purchased Stock other than to accredited investors as defined in Section 4.1 (vi); (C) Purchaser is not an underwriter of the Purchased Stock within the meaning of Section 2(11) of the Securities Act; and (D) Purchaser has full power and authority to enter into this Agreement.

               (iii) Purchaser has not been attracted to the purchase of the Purchased Stock by any publication or any advertising, and the transactions contemplated by this Agreement are not being effected by or through a broker-dealer.

               (iv) Purchaser believes it has received the information it considers necessary or appropriate for deciding whether to purchase the Purchased Stock, and represents that it has had an opportunity to ask questions and receive answers from Company regarding Company, its business and prospects, and the terms and conditions of the offering of the Purchased Stock.

               (v) Purchaser has not been organized for the purpose of acquiring the Purchased Stock and is an investor in securities of publicly-held and privately-held companies and acknowledges that it is able to protect its interests in connection with the purchase of the Purchased Stock, can bear the economic risk of its investment with full understanding that it can lose its entire investment in the Purchased Stock without producing a material adverse change in its financial condition, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Stock.

               (vi) Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Commission, as presently in effect.

               (vii) Purchaser understands that (A) neither the Purchased Stock nor the sale thereof to it has been registered under the Securities Act, or under any state securities law; (B) no registration statement has been filed with the Commission, nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to an investor such as Purchaser by an impartial review of such a registration statement by the Commission or other regulatory commission will not be forthcoming; and (C) the Purchased Stock is characterized as "restricted securities" under the federal securities laws inasmuch as it is being acquired from Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Purchaser represents that it is familiar with the Commission's Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     4.2 DELIVERY OF CONSIDERATION. Purchaser shall have tendered the Purchase Price to Company in the form of immediately available funds.

     4.3 BROKERS AND FINDERS. Neither Purchaser nor any of its representatives has employed any broker, finder, or financial advisor or incurred any liability for any fees or commissions in connection with initiating the transactions contemplated herein. Purchaser agrees to indemnify and hold Company harmless against or in respect of any commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of Purchaser.

     4.4 CONSENTS. Purchaser shall have obtained any third party consents to the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated herein.

     4.5 DISCLOSURE. Neither this Agreement, nor any of the schedules, attachments, written statements, documents, certificates or other materials prepared or supplied by Purchaser with respect to the transactions contemplated hereby, contain any untrue statements of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading.


5.        REPRESENTATIONS AND WARRANTIES OF COMPANY.

     Except as (i) disclosed in the documents filed by Company pursuant to the Securities Act and the Securities Exchange Act, (ii) otherwise set forth in this Agreement, or (iii) set forth in SCHEDULE 5 attached hereto, Company represents and warrants, as of the date hereof and as of the Closing, that:

     5.1 ORGANIZATION AND CORPORATE POWER. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business in the state of its incorporation, and is qualified as a foreign corporation in any jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires such qualification. Company has all requisite corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

     5.2  CAPITAL STOCK AND RELATED MATTERS.

          (a) The authorized equity securities of Company consist of 40,000,000 shares of common stock, par value $.001 per share, of which 21,737,957 shares are issued and outstanding as of August 17, 2000; and 2,000,000 share of preferred stock, none of which is issued or outstanding. All of the outstanding equity securities of Company have been duly authorized and validly issued and are fully paid and nonassessable. Company does not have outstanding any stock or securities convertible or exchangeable for any equity securities, nor will there be outstanding any rights or options to subscribe for or to purchase any equity securities or any stock or securities convertible into or exchangeable for any equity securities of Company.

Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity securities. To Company's knowledge, there are no shareholder agreements, proxies, voting trust agreements or similar agreements or options granted by any shareholders of Company.

          (b) The Purchased Stock shall constitute approximately 1.58% of the Common Stock outstanding as of the date of this Agreement, assuming (i) all warrants for Common Stock outstanding as of the date of this Agreement have been exercised for Common Stock, (ii) all vested options to purchase Common Stock outstanding as of the date of this Agreement that are exercisable as of the date of this Agreement have been exercised for Common Stock and (iii) all other rights outstanding as of the date of this Agreement to acquire Common Stock or securities convertible into Common Stock have been exercised for or converted into Common Stock.

     5.3 AUTHORIZATION; ENFORCEABILITY. The execution and delivery of this Agreement has been duly authorized by Company, and this Agreement constitutes a valid and binding obligation of Company, enforceable in accordance with its terms, subject to bankruptcy and other laws of general application affecting the rights of creditors and the availability of equitable remedies.

     5.4 VALID ISSUANCE OF STOCK. The Purchased Stock that will be issued to Purchaser at the Closing will have been duly and validly reserved for issuance and, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws. Based in part upon the representations of Purchaser in this Agreement, the Purchased Stock will be issued in compliance with all applicable federal and state securities laws.

     5.5 LIABILITIES. Company has no liabilities and there are no contingent liabilities required by generally accepted accounting principles to be disclosed on a balance sheet that are not disclosed on Company's audited balance sheet as of March 31, 2000 and/or on Company's unaudited balance sheet as of June 30, 2000, except liabilities that would not result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of Company, financially or otherwise.

     5.6 COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without passage of time and giving notice, either a default under or cause acceleration under any provision of Company's Certificate of Incorporation or the bylaws of Company, which would (i) have a material adverse effect on the business, assets or condition of Company, financially or otherwise, (ii) materially and adversely effect the ability of Company to perform its obligations under the Agreement or (iii) result in the creation of any material lien, charge or encumbrance upon any assets of Company.

     5.7 MATERIAL AGREEMENTS. Company has filed with the Commission all agreements in existence as of the date of this Agreement that (a) define or affect the rights of security holders of Company in their capacity as security holders including, but not limited to, such security holders' voting rights, registration rights or obligations or (b) are required to be filed under Item 601 of Regulation S-K.

     5.8 FINANCIAL STATEMENTS. Company has delivered to Purchaser its audited financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) at March 31, 2000 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and statement of operations) as, at and for the three-month period ended June 30, 2000 (the "Financial Statements"). Each of the foregoing Financial Statements is accurate and complete in all material respects, is consistent with the books and records of Company (which, in turn, are accurate and complete in all materials respects) and has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, Company does not have any liabilities (whether accrued, absolute, unliquidated, contingent or otherwise, whether or not known to Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into, at or prior to the Closing, or any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing other than (i) liabilities and obligations that have arisen after June 30, 2000 in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), and (ii) obligations under contracts and commitments incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles. Except as disclosed in the Financial Statements, Company is not a guarantor or indemnitor of any indebtedness of any other Person. Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     5.9 CHANGES SINCE THE FILING OF FORM 10-Q. Since the filing of Company's Form 10-Q for its fiscal quarter ended June 30, 2000:

               (i) there has been no material change, adverse or otherwise, in the business, property, employee relations or conditions, financial or otherwise, of Company;

               (ii) no dividend to stockholders has been declared or paid by Company;

               (iii) no stock of Company has been redeemed or otherwise acquired by Company, or split or otherwise subdivided;

               (iv)      no equity securities of Company have been issued;

               (v) no union organizing activity has occurred and no key employee or executive or significant group of employees has terminated his employment with

     Company, or indicated a desire to depart from Company or to work less than full time; and

               (vi) there has been no sale or transfer of any of Company's material assets nor cancellation of any of the material claims of Company nor the acquisition of any material assets or business of any Person except in the ordinary course of business, none of which individually or in the aggregate has been materially adverse to the business, properties, financial condition or affairs of Company. Company has no knowledge of any facts or events that would give rise to the occurrence of any of the events listed in this Section 5.9.

     5.10 LITIGATION. There are no actions, proceedings or investigations pending involving Company, its officers, or directors or, to the best knowledge of Company, threatened, or verdicts or judgments entered against or in favor of Company, its officers or directors before any court or before any administrative agency or officer which might result in any material adverse change in the business, properties or condition, financial or otherwise, of Company.

     5.11 BROKERS AND FINDERS. Neither Company nor any of its representatives has employed any broker, finder, or financial advisor or incurred any liability for any fees or commissions in connection with initiating the transactions contemplated herein. Company hereto agrees to indemnify and hold Purchaser harmless against or in respect of any commissions, finder's fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of Company.

     5.12 GOVERNMENTAL CONSENT, ETC. Except for the Notice of Sale of Securities on Form D to be filed with the Commission and the applicable state agencies and related forms, no further permit, consent, approval, authorization of, declaration to, or filing with any governmental authority or third-party is required in connection with the execution, delivery and performance of this Agreement by Company or the consummation by Company of any transactions contemplated hereby, except as have already been obtained or accomplished.

     5.13 SEC REPORTING; DISCLOSURE. As of the date each was filed, none of Company's registration statements, reports or other filings made with the Commission, contained any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither this Agreement, nor any of the schedules, attachments, written statements, documents, certificates or other materials prepared or supplied by Company with respect to the transactions contemplated hereby, contains any untrue statements of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

     5.14 INVESTMENT COMPANY. Company is not subject to regulation under the Investment Company Act of 1940, or to any federal or state statute or regulation limiting its ability to incur indebtedness.

     5.15 REAL PROPERTY HOLDING COMPANY. None of Company or its subsidiaries is or ever was a real property holding company within the meaning of Section 897(c) of the Internal Revenue Code of 1986, as amended.

     5.16 SURVIVAL. The representations and warranties contained in this
Section 5 of the Agreement shall survive the date of the Closing for a period of one year. Any claim for recovery of an indemnification event must be initiated not later than 60 days following the expiration of such period.

6.        REGISTRATION, TRANSFER OF SECURITIES.

     The Purchased Stock is not transferable except upon the conditions specified in this Section 6, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of such securities.

     6.1 RESTRICTIVE LEGENDS. Unless and until otherwise permitted by this Agreement, each share certificate for the Purchased Stock issued to Purchaser or to any subsequent transferee shall be stamped or otherwise imprinted with a legend substantially in the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS
          OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE
          DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE
          REGISTRATION STATEMENT UNDER SUCH ACT AND
          APPLICABLE STATE SECURITIES LAWS OR PURSUANT
          TO AN APPLICABLE EXEMPTION TO THE REGISTRATION
          REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

Company may order its transfer agent to stop the transfer of any securities bearing the legend required by this section 6.1 until the conditions herein with respect to transfer of such securities have been satisfied.

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

     6.2  NOTICE OF PROPOSED TRANSFERS.

          (a) Prior to any transfer or attempted transfer of any securities bearing the legend in Section 6.1 (unless such securities properly have been registered pursuant to an effective registration statement), the holder thereof shall give Company written notice of its intention so to do, describing briefly the nature of any such proposed transfer. If, in the written opinion of counsel for holder, in form and substance satisfactory to Company and its counsel, addressed to Company and the holder, the proposed transfer may be effected without registration of such security, the securities proposed to be transferred may be transferred in accordance with the terms of said notice and in compliance with applicable state securities laws and regulations. Company shall not be required to effect any such transfer prior to the receipt of such favorable opinion or opinions; provided that if the proposed transfer is governed by Rule 144 promulgated by the Commission, or any successor rule, such opinion shall not be required, but Company may prevent such transfer until it receives evidence satisfactory to it and its counsel that the transfer complies with Rule 144. Each transfer shall comply with all applicable Commissioner's rules and applicable state securities laws.

          (b) If, in the opinion of such counsel, the proposed transfer of such securities may not be effected without registration thereof under the Securities Act, such holder shall not consummate the proposed transfer.

     6.3 RESTRICTION ON TRADING. Purchaser shall not publicly trade in any equity securities of Company until Company has publicly announced the transactions set forth in this Agreement, and either (i) the transactions set forth herein have Closed or (ii) the termination of this Agreement upon the mutual consent of the parties hereto.

7.        MISCELLANEOUS.

     7.1 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in Person or mailed, certified or registered mail with postage prepaid, or sent by courier service, telex, telegram, or fax, as follows:

          (a)        if to Purchaser:

                     Integral Capital Partners V, L.P.
                     Integral Capital Partners V, Side Fund, L.P.
                     2750 Sand Hill Road
                     Menlo Park, CA 94025
                     Attention: Pamela K. Hagenah, General Partner
                     Telephone: 650-233-3374
                     Fax:  650-233-0366

                     With a copy to:
                     (which shall not constitute notice)

                     Brobeck, Phleger & Harrison LLP
                     One Market, Spear Street Tower
                     San Francisco, CA 94105
                     Attention: Ronald B. Moskovitz, Esq.
                     Telephone: 415-442-0900
                     Fax: 415-442-1010

          (b)        if to Company:

                     Geoworks Corporation.
                     960 Atlantic Avenue
                     Alameda, California  94501
                     Attention:  James Given, Esq.
                     Telephone:  510-814-1660
                     Fax:  510-814-4251

                     with a copy to:
                     (which shall not constitute notice)

                     Bryan Cave LLP
                     2020 Main Street, Suite 600
                     Irvine, California  92614
                     Attention:  Randolf W. Katz, Esq.
                     Telephone:  949-223-7103
                     Fax:  949-223-7100

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery if the date of transmission is electronically endorsed automatically on the media or evidenced by courier service documentation. If notice is mailed or transmitted in a manner in which date of delivery cannot be ascertained from the media used or courier service records, notice shall be deemed given on the third business day after the mailing or other transmission or delivery thereof. A notice of a change of address shall be effective only upon receipt.

     7.2 SCHEDULES AND EXHIBITS. All schedules and exhibits are an integral part of this Agreement.

     7.3 ENTIRE AGREEMENT AND AMENDMENT. This Agreement and documents delivered at the Closing hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersede all other agreements and representations, written or oral, with respect thereto. This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

     7.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     7.5 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware.

     7.6 ATTORNEYS' FEES AND COSTS. In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the payment of monies or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

     7.7 SUCCESSORS AND ASSIGNS, PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

     7.8 CAPTIONS. The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

     7.9 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     7.10 JURY TRIAL WAIVER. THE PARTIES AGREE TO WAIVE THEIR SEPARATE RIGHTS TO A TRIAL BY JURY. THIS WAIVER MEANS THAT ANY TRIAL WILL BE BEFORE A JUDGE.


                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed or have caused a duly authorized officer or representative to execute this Agreement all as of the date first above written.

                                  GEOWORKS CORPORATION


                                  By: /s/ David Grannan
                                      ----------------------------------------
                                  Name: David Grannan
                                       ---------------------------------------
                                  Title: President
                                        --------------------------------------


                                  INTEGRAL CAPITAL PARTNERS V, L.P.
                                  By:  Integral Capital Management V, LLC
                                          Its General Partner


                                  By: /s/ Pamela K. Hagenah
                                      ----------------------------------------
                                  Name: Pamela K. Hagenah
                                       ---------------------------------------
                                  Title: Manager
                                        --------------------------------------


                                  INTEGRAL CAPITAL PARTNERS V,
                                  SIDE FUND, L.P.
                                  By:  ICP Management V, LLC
                                          Its General Partner


                                  By: /s/ Pamela K. Hagenah
                                      ----------------------------------------
                                  Name: Pamela K. Hagenah
                                       ---------------------------------------
                                  Title: Manager
                                        --------------------------------------




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